UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 19, 2008

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2008, we entered into the Sixth Amendment (the “Sixth Amendment”) to our Third Amended and Restated Credit Agreement (the “Credit Agreement”), effective as of December 18, 2008, with Toronto Dominion (Texas) LLC, as agent, and the lenders and the issuers of letters of credit thereunder. The Sixth Amendment, among other things, increases the interest margin by 0.25% across all levels of borrowing on the revolving loan facility. Other amendments were made to the Credit Agreement which modified certain covenants, including allowing us, should we decide to do so in the future, to repurchase our common stock and/or our 8.25% Senior Notes due 2014 in an aggregate amount not to exceed $100 million. We currently have no amounts outstanding on our revolving loan facility with $500 million of undrawn capacity.

The foregoing description of the Sixth Amendment is a summary and does not purport to be complete, and is qualified in its entirety by reference to the Sixth Amendment to Third Amended and Restated Credit Agreement, as amended, a copy of which is attached to this Form 8-K as Exhibit10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Sixth Amendment to Third Amended and Restated Credit Agreement, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: December 23, 2008	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Sixth Amendment to Third Amended and Restated Credit Agreement, as amended.